UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2018

Riot Blockchain, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401 Castle Rock, CO 80104
(Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2018, Digital Green Energy Corp. ("Digital Green"), a Nevada corporation and wholly owned subsidiary of Riot Blockchain, Inc. (the "Company"), entered into an executive employment agreement (the "Agreement"), effective as of January 7, 2018, with Daniel Stefan Robertsen, providing for his appointment as President of Digital Green for a term of two years which term shall be shall be automatically renewed for successive one year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew the Agreement at least three months prior to the expiration of the initial term.

Pursuant to the Agreement and in consideration for his services to Digital Green, Mr. Robertsen received a signing bonus of $25,000 and will receive a base salary of $200,000 per annum in accordance with Digital Green's regular payroll practices. For each fiscal year during the term of employment, Mr. Robertsen shall be eligible to receive a bonus in the amount of 50% of annual salary, if any, as may be determined from time to time by the Board of Directors of Digital Green in its discretion and shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company. Mr. Robertsen also received an award of 35,000 restricted shares of the Company's common stock, which shall vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of the date of issuance.

Set forth below is the biographical information of Mr. Robertsen, as required by Item 401 of Regulation S-K.

Mr. Robertsen, from November 2017 to present, serves as CEO and Chairman of Bitfury Norway AS where he oversees all operations and business activities. From August 2016 to November 2017, Mr. Robertsen served as the head of Datacom Critical and Datacom Critical facilities management for Datacom System LTD. Prior to that, from March 2013 to August 2016, Mr. Robertsen was the regional facilities operations manager at Telenor AS/Hanesth Group, a leading provider of telecommunications services in Scandinavia. Mr. Robertsen has also served as a European data centers operations manager for Facebook Inc. from 2011 to 2013. Mr. Robertsen holds a bachelor's degree in military technical engineering from the Norwegian Society of Engineers and Technologists.

The foregoing description of the Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 9, 2018, the Company issued a press release announcing Mr. Robertsen's appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1	Form of Employment Agreement between Digital Green Energy Corp. and Daniel Robertsen, dated January 7, 2018
99.1	Press release issued January 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: January 11, 2018	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer